UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 9, 2011

Date of Report (Date of earliest event reported)

NETAPP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307250
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2011, NetApp, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between LSI Corporation, a Delaware corporation (“LSI”), and the Company pursuant to which the Company has agreed to acquire certain assets related to LSI’s Engenio external storage system business (the “Engenio Business”). Upon the terms and subject to the conditions of the Asset Purchase Agreement, as consideration for the Engenio Business, the Company will pay to LSI $480 million in cash and assume specified liabilities related to the Engenio Business.

The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring LSI not to solicit certain employees who will be transferring to the Company for a period of one year from the closing of the transaction (the “Closing”) and not to compete with the Engenio Business for a period of three years following the Closing. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.

Consummation of the transaction is subject to the satisfaction of customary closing conditions, including, among other matters, (i) the expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) absence of any statute or governmental order prohibiting or preventing the consummation of the transactions contemplated by the Asset Purchase Agreement, (iii) receipt of certain contractual consents, (iv) the accuracy of the representations and warranties and compliance with the covenants set forth in the Asset Purchase Agreement, each in all material respects, (v) the absence of any material adverse effect on the Engenio Business and (vi) the execution and delivery of specified ancillary agreements.

Either party may terminate the Asset Purchase Agreement if the Closing has not occurred by July 31, 2011, provided that the party seeking termination is not then in breach of any material respect of any of its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement. The Asset Purchase Agreement is subject to certain other customary provisions permitting termination by the parties.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed with the Company’s next annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 15, 2011	NETAPP, INC.

	By:	/s/ Matthew Fawcett
	Name:	Matthew Fawcett
	Title:	Secretary, General Counsel, and
Senior Vice President, Legal